ALLBIRDS REPORTS FIRST QUARTER 2025 FINANCIAL RESULTS

Delivers First Quarter Results in Line with and Above Guidance Ranges

Reiterates Full Year 2025 Outlook and Provides Second Quarter 2025 Guidance

SAN FRANCISCO, Calif., May 8, 2025 (GlobeNewswire) – Allbirds, Inc. (NASDAQ: BIRD), a global lifestyle brand that innovates with sustainable materials to make better products in a better way, today reported financial results for the quarter ended March 31, 2025.

First Quarter 2025 Overview

•First quarter net revenue of $32.1 million, within the Company’s guidance range and a decrease of 18.3% versus a year ago.
•First quarter gross margin declined 210 basis points to 44.8% versus a year ago.
•First quarter net loss of $21.9 million, or $2.73 per basic and diluted share.
•First quarter adjusted EBITDA loss1 of $18.6 million, above the Company’s guidance range.
•Inventory at quarter end of $42.9 million, representing a decrease of 29.3% versus a year ago.
•As of March 31, 2025, the Company had $39.1 million of cash and cash equivalents and no outstanding borrowings under its $50.0 million revolving credit facility.

“We’re pleased to report another quarter of progress against our plans, delivering financial results within or above our expectations,” said Joe Vernachio, CEO. “The foundational work we have done over the past year is converging with our key focus areas of Product, Marketing and Customer Experience and positioning us to generate expected topline momentum in the second half of the year. During the quarter, we launched our new brand marketing campaign – Cards on the Table, featuring Stanley Tucci - which is building awareness of Allbirds among new and existing customers leading up to our fall product launches. Despite the macro backdrop, positive indicators from our initial product and marketing initiatives, combined with strong execution, make us confident in our long-term trajectory.”

First Quarter Operating Results
In the first quarter of 2025, net revenue decreased 18.3% to $32.1 million compared to $39.3 million in the first quarter of 2024. The year-over-year decrease is primarily attributable to our planned retail store closures and international distributor transitions, partially offset by gift card breakage.

Gross profit totaled $14.4 million compared to $18.5 million in the first quarter of 2024, and gross margin declined 210 basis points to 44.8% compared to 46.9% in the first quarter of 2024. The decline in gross margin is primarily due to a higher mix of business from international distributors, increased promotional activity and higher freight costs per unit in our direct business. These declines were partially offset by gift card breakage.

Selling, general, and administrative expense was $25.2 million, or 78.5% of net revenue, compared to $39.7 million, or 101.0% of net revenue in the first quarter of 2024. The decrease is primarily attributable to lower personnel expenses, depreciation and amortization expense, occupancy costs, professional services fees, and stock-based compensation expenses.

Marketing expense totaled $12.0 million, or 37.4% of net revenue, compared to $7.8 million, or 19.7% of net revenue in the first quarter of 2024. The year-over-year increase was primarily driven by planned investments in the Company’s new brand marketing campaign, which launched in March.

Net loss for the first quarter of 2025 was $21.9 million compared to $27.3 million in the first quarter of 2024, and net loss margin was 68.1% compared to 69.5% in the first quarter of 2024.

Adjusted EBITDA1 loss for the first quarter of 2025, improved to $18.6 million compared to a loss of $20.9 million in the first quarter of 2024, and adjusted EBITDA margin1 declined to (58.1)% compared to (53.1)% in the first quarter of 2024.

Balance Sheet Highlights
As of March 31, 2025, Allbirds had $39.1 million of cash and cash equivalents and no outstanding borrowings under its $50.0 million revolving credit facility. Inventories totaled $42.9 million, a decrease of 29.3% versus a year ago, which is in line with expectations leading up to the launch of fall 2025 new product introductions planned in the latter part of Q3.

2025 Financial Guidance

Allbirds is reiterating the following financial guidance for 2025, which includes negative impacts of approximately $18 million to $23 million of revenue associated with the transition from a direct selling model to a distributor model in certain international markets and the closure of certain Allbirds stores in the U.S.

Full Year 2025

•Net revenue of $175 million to $195 million
◦U.S. net revenue of $145 million to $160 million
◦International net revenue of $30 million to $35 million
•Adjusted EBITDA2 loss of $65 million to $55 million

Second Quarter 2025

•Net revenue of $36 million to $41 million
◦U.S. net revenue of $26 million to $30 million
◦International net revenue of $10 million to $11 million
•Adjusted EBITDA2 loss of $19 million to $16 million

Conference Call Information

Allbirds will host a conference call to discuss the results, followed by Q&A, at 5:00 p.m. Eastern Time today, May 8, 2025. A live webcast and replay of the conference call will be available on the investor relations section of the Allbirds website at https://www.ir.allbirds.com. Information on the Company’s website is not, and will not be deemed to be, a part of this press release or incorporated into any other filings the Company may make with the Securities and Exchange Commission. A replay of the webcast will also be archived on the Allbirds website for 12 months.
About Allbirds, Inc.

Allbirds is a global modern lifestyle footwear brand, founded in 2015 with a commitment to make better things in a better way. That commitment inspired the company’s first product, the now iconic Wool Runner; and today, inspires a growing assortment of products known for superior comfort. Allbirds designs its products to be
1 For a reconciliation of each non-GAAP financial measure to its most directly comparable GAAP financial measure, please refer to the reconciliation tables in the section titled “Non-GAAP Financial Measures" below.

2 A reconciliation of these non-GAAP financial measures to corresponding GAAP financial measures is not available on a forward-looking basis without unreasonable effort as we are currently unable to predict with a reasonable degree of certainty certain expense items that are excluded in calculating adjusted EBITDA, although it is important to note that these factors could be material to our results computed in accordance with GAAP. We have provided a reconciliation of GAAP to non-GAAP financial measures in the section titled “Reconciliation of GAAP to Non-GAAP Financial Measures” for our first quarter 2025 and 2024 results included in this press release.

materially different by turning away from convention toward nature’s inspiration with materials like Merino wool, tree fiber and sugarcane. For more information, please visit www.allbirds.com.
Forward-Looking Statements

This press release and related conference call contain “forward-looking” statements, as the term is defined under federal securities laws, that are based on management’s beliefs and assumptions and on information currently available to management. All statements other than statements of historical facts, including statements regarding our future financial performance, including our financial outlook on financial results and guidance targets, planned transition to a distributors model in certain international markets, anticipated profitability of distributor model, future profitability, focus on improving efficiencies and driving profitability, estimated and/or targeted cost savings, medium-term financial targets, market position, future results of operations, financial condition, business strategy and plans, marketing strategy and investment, materials innovation, retail store updates, new product launches, and objectives of management for future operations are forward-looking statements. In some cases, you can identify forward-looking statements because they contain words such as “designed,” “objective,” “anticipate,” “believe,” “contemplate,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “target,” “will,” or “would” or the negative of these words or other similar terms or expressions. Forward-looking statements are subject to numerous assumptions, risks and uncertainties which could cause actual results or facts to differ materially from those statements expressed or implied in the forward-looking statements, including, but not limited to: unfavorable economic conditions; our ability to execute our strategic transformation plans, simplification initiatives or our long-term growth strategy; fluctuations in our operating results; our ability to achieve the financial outlook and guidance targets; our ability to obtain additional capital; our ability to extend or replace our credit facility; our ability to complete transitions to a distributor model in certain international markets; our ability to achieve our cost savings targets by 2025; deteriorating economic conditions, including economic recession, inflation, tax rates, foreign currency exchange rates, or the availability of capital; impairment of long-lived assets; the strength of our brand; our introduction of new products; our net losses since inception; the competitive marketplace; our reliance on technical and materials innovation; our use of sustainable high-quality materials and environmentally friendly manufacturing processes and supply chain practices; our ability to attract new customers and increase sales to existing customers; the impact of climate change and government and investor focus on sustainability issues; our ability to anticipate product trends and consumer preferences, including with respect to the product launches we have planned for mid-2025; breaches of security or privacy of business information; and our ability to forecast consumer demand. Moreover, we operate in a very competitive and rapidly changing environment in which new risks emerge from time to time. It is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause our actual results or performance to differ materially from those contained in any forward-looking statements we may make.

A further discussion of these and other factors that could cause our financial results, performance, and achievements to differ materially from any results, performance, or achievements anticipated, expressed, or implied by these forward-looking statements is included in the filings we make with the SEC, including our Annual Report on Form 10-K for the full year ended December 31, 2024, our subsequent periodic reports on Form 10-Q, and other reports we may file with the SEC from time to time. The forward-looking statements contained in this press release and related conference call relate only to events as of the date stated or, if no date is stated, as of the date of this press release and related conference call. We undertake no obligation to update any forward-looking statements made in this press release to reflect events or circumstances after the date of this press release or to reflect new information or the occurrence of unanticipated events, except as required by law. We may not actually achieve the plans, intentions or expectations disclosed in or expressed by, and you should not place undue reliance on our forward-looking statements. Our forward-looking statements do not reflect the potential impact of any future acquisitions, mergers, dispositions, joint ventures or investments.

Use of Non-GAAP Financial Measures

This press release and accompanying financial tables include references to adjusted EBITDA and adjusted EBITDA margin, which are non-GAAP financial measures. We believe that providing these non-GAAP financial measures, when reviewed in conjunction with GAAP financial measures, and not in isolation or as substitutes for analysis of our results of operations under GAAP, are useful to investors as they are widely used measures of performance, and the adjustments we make to these non-GAAP financial measures may provide investors further insight into our profitability and additional perspectives in comparing our performance to other companies and in comparing our performance over time on a consistent basis. These non-GAAP financial measures should not be considered as alternatives to net loss or net loss margin as calculated and presented in accordance with GAAP.

Adjusted EBITDA is defined as net loss before stock-based compensation expense, depreciation and amortization expense, impairment expense, restructuring expense (consisting of professional fees, personnel and related expenses, and other related charges resulting from our strategic initiatives), non-cash gains or losses on the sales of businesses relating to our strategic initiatives, other income or expense (consisting of non-cash gains or losses on foreign currency, non-cash gains or losses on sales of property and equipment, and non-cash gains or losses on modifications or terminations of leases), interest income or expense, and income tax provision or benefit.

Adjusted EBITDA margin is defined as adjusted EBITDA divided by net revenue.

Other companies, including companies in our industry, may calculate these adjusted financial measures differently, which reduces their usefulness as comparative measures. Because of these limitations, we consider, and investors should consider, these adjusted financial measures together with other operating and financial performance measures presented in accordance with GAAP.
Investor Relations:

ir@allbirds.com
Media Contact:

press@allbirds.com

Allbirds, Inc.
Condensed Consolidated Statements of Operations and Comprehensive Loss
(in thousands, except share, per share amounts, and percentages)
(unaudited)

	Three Months Ended March 31,
	2025	2024
Net revenue	$32,114	$39,327
Cost of revenue	17,714	20,871
Gross profit	14,400	18,456
Operating expense:
Selling, general, and administrative expense	25,212	39,706
Marketing expense	12,018	7,760
Restructuring expense	—	800
Total operating expense	37,230	48,266
Loss from operations	(22,830)	(29,810)
Interest income	293	1,020
Other income	728	1,698
Loss before provision for income taxes	(21,809)	(27,092)
Income tax provision	(66)	(239)
Net loss	$(21,875)	$(27,331)

Net loss per share data:
Net loss per share attributable to common stockholders, basic and diluted	$(2.73)	$(3.52)
Weighted average shares used in computing net loss per share attributable to common stockholders, basic and diluted	8,020,013	7,769,027

Other comprehensive income (loss):
Foreign currency translation gain (loss)	690	(1,213)
Total comprehensive loss	$(21,185)	$(28,544)

Allbirds, Inc.

	Three Months Ended March 31,
	2025	2024
Statements of Operations Data, as a Percentage of Net Revenue:
Net revenue	100.0%	100.0%
Cost of revenue	55.2%	53.1%
Gross profit	44.8%	46.9%
Operating expense:
Selling, general, and administrative expense	78.5%	101.0%
Marketing expense	37.4%	19.7%
Restructuring expense	—%	2.0%
Total operating expense	115.9%	122.7%
Loss from operations	(71.1)%	(75.8)%
Interest income	0.9%	2.6%
Other income	2.3%	4.3%
Loss before provision for income taxes	(67.9)%	(68.9)%
Income tax provision	(0.2)%	(0.6)%
Net loss	(68.1)%	(69.5)%

Other comprehensive income (loss):
Foreign currency translation gain (loss)	2.1%	(3.1)%
Total comprehensive loss	(66.0)%	(72.6)%

Allbirds, Inc.
Condensed Consolidated Balance Sheets
(in thousands, except share amounts)
(unaudited)

	March 31, 2025	December 31, 2024
Assets
Current assets:
Cash and cash equivalents	$39,056	$66,732
Accounts receivable	5,085	6,168
Inventory	42,873	44,121
Prepaid expenses and other current assets	10,774	13,536
Total current assets	97,788	130,558

Property and equipment—net	16,576	17,825
Operating lease right-of-use assets	30,772	38,082
Other assets	2,123	2,414
Total assets	$147,259	$188,879

Liabilities and stockholders’ equity

Current liabilities:
Accounts payable	5,557	10,773
Accrued expenses and other current liabilities	13,635	18,821
Current lease liabilities	9,662	10,879
Deferred revenue	1,587	3,896
Total current liabilities	30,441	44,369

Noncurrent liabilities:
Noncurrent lease liabilities	33,967	42,796
Other long-term liabilities	29	29
Total noncurrent liabilities	33,996	42,825
Total liabilities	$64,437	$87,194

Commitments and contingencies (Note 11)

Stockholders’ equity:
Class A Common Stock, $0.0001 par value; 2,000,000,000 shares authorized as of March 31, 2025 and December 31, 2024; 5,515,268 and 5,456,072 shares issued and outstanding as of March 31, 2025 and December 31, 2024, respectively[3]	1	1
Class B Common Stock, $0.0001 par value; 200,000,000 shares authorized as of March 31, 2025 and December 31, 2024; 2,542,365 and 2,542,365 shares issued and outstanding as of March 31, 2025 and December 31, 2024, respectively[3]	—	—
Additional paid-in capital	594,204	591,882
Accumulated other comprehensive loss	(4,991)	(5,681)
Accumulated deficit	(506,392)	(484,517)
Total stockholders’ equity	82,822	101,685

Total liabilities and stockholders’ equity	$147,259	$188,879

3 Amounts have been adjusted to reflect the 1-for-20 reverse stock split that became effective on September 4, 2024.

Allbirds, Inc.
Condensed Consolidated Statements of Cash Flows
(in thousands)
(unaudited)

	Three Months Ended March 31,
	2025	2024
Cash flows from operating activities:
Net loss	$(21,875)	$(27,331)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	1,903	4,846
Amortization of debt issuance costs	—	8
Stock-based compensation	2,284	3,344
Inventory write-down	670	893
Provision for bad debt	—	802
Impairment of note receivable	—	404
Gift card breakage	(1,901)	—
Changes in assets and liabilities:
Accounts receivable	1,100	1,630
Inventory	776	(3,991)
Prepaid expenses and other current assets	2,705	(419)
Operating lease right-of-use assets and current and noncurrent lease liabilities	(2,754)	(5,755)
Accounts payable and accrued expenses	(10,379)	(333)
Other long-term liabilities	—	—
Deferred revenue	(412)	(299)
Net cash used in operating activities	(27,883)	(26,201)

Cash flows from investing activities:
Purchase of property and equipment	(643)	(1,122)
Changes in security deposits	44	52
Proceeds from sale of businesses	385	304
Net cash used in investing activities	(214)	(766)

Cash flows from financing activities:
Proceeds from the exercise of stock options	7	34
Taxes withheld and paid on employee stock awards	(4)	(1)
Proceeds from issuance of common stock under employee stock purchase plan	—	—
Net cash provided by financing activities	3	33

Effect of foreign exchange rate changes on cash, cash equivalents, and restricted cash	420	(814)
Net decrease in cash, cash equivalents, and restricted cash	(27,674)	(27,748)
Cash, cash equivalents, and restricted cash—beginning of period	67,584	130,673
Cash, cash equivalents, and restricted cash—end of period	$39,910	$102,925

Supplemental disclosures of cash flow information:
Cash paid for interest	$25	$48
Cash paid for taxes	$69	$655
Noncash investing and financing activities:
Purchase of property and equipment included in accounts payable	$48	$53
Stock-based compensation included in capitalized internal-use software	$38	$87
Reconciliation of cash, cash equivalents, and restricted cash:
Cash and cash equivalents	$39,056	$102,084
Restricted cash included in prepaid expenses and other current assets	854	841
Total cash, cash equivalents, and restricted cash	$39,910	$102,925

Allbirds, Inc.
Reconciliation of GAAP to Non-GAAP Financial Measures
(in thousands, except share, per share amounts, and percentages)
(unaudited)
The following tables present a reconciliation of adjusted EBITDA to its most comparable GAAP measure, net loss, and presentation of net loss margin and adjusted EBITDA margin for the periods indicated:

	Three Months Ended March 31,
	2025	2024
Net loss	$(21,875)	$(27,331)
Add (deduct):
Stock-based compensation expense	2,284	3,344
Depreciation and amortization expense	1,902	4,771
Restructuring expense	—	800
Other income	(728)	(1,698)
Interest income	(293)	(1,020)
Income tax provision	66	239
Adjusted EBITDA	$(18,644)	$(20,895)

	Three Months Ended March 31,
	2025	2024
Net revenue	$32,114	$39,327

Net loss	$(21,875)	$(27,331)
Net loss margin	(68.1)%	(69.5)%

Adjusted EBITDA	$(18,644)	$(20,895)
Adjusted EBITDA margin	(58.1)%	(53.1)%

Allbirds, Inc.
Net Revenue and Store Count by Primary Geographical Market
(in thousands, except for store count)
(unaudited)

	Net Revenue by Primary Geographical Market
	Three Months Ended March 31,
	2025	2024
United States	$25,625	$29,232
International	6,489	10,095
Total net revenue	$32,114	$39,327

	Store Count by Primary Geographical Market
	March 31, 2023	June 30, 2023	September 30, 2023	December 31, 2023	March 31, 2024	June 30, 2024	September 30, 2024	December 31, 2024	March 31, 2025
United States[1]	42	44	45	45	42	32	31	30	25
International[2]	17	18	15	15	15	11	3	3	3
Total stores	59	62	60	60	57	43	34	33	28

END OF RELEASE
1 In the first quarter of 2024, we closed the operations of three stores in the U.S. In the second quarter of 2024, we closed the operations of ten stores in the U.S. In the third quarter of 2024, we closed the operations of one store in the U.S. In the fourth quarter of 2024, we closed the operations of one store in the U.S. In the first quarter of 2025, we closed the operations of five stores in the U.S.

2 In the third quarter of 2023, we transitioned the operations of three international stores to distributors. In the second quarter of 2024, we transitioned the operations of two stores in Japan and one store in New Zealand to unrelated third-party distributors and closed one store in Europe. In the third quarter of 2024, we transitioned the operations of six stores in China to an unrelated third-party distributor and closed two stores in Europe.